First Amendment to Employment Agreement
This First Amendment to Employment Agreement (the “Amendment”), is made and entered into on August 2, 2024 (the “Effective Date”), by and between Stephanie Sentell (“Executive”), on the one hand, and each of Shake Shack Inc, a corporation organized under the laws of the State of Delaware (“Pubco”), SSE Holdings, LLC, a limited liability company organized under the laws of the State of Delaware (“Partnership”), and Shake Shack Enterprises, LLC, a limited liability company organized under the laws of the State of New York, on the other hand (“Enterprises” and, together with Pubco and Partnership, collectively, the “Company”).

RECITALS

WHEREAS, Executive and Company are parties to an Employment Agreement, dated as of June 20, 2024, but effective as of July 1, 2024 (the “Employment Agreement”);
WHEREAS, pursuant to Section 13 of the Employment Agreement, the Employment Agreement may not be amended or modified except by a written agreement executed by the parties thereto; and
WHEREAS, the parties now desire to amend the Employment Agreement to reflect the previously agreed terms between the parties as provided herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, including the respective covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, effective as of the Effective Date, as follows:
1.Defined Terms. All capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement unless the context clearly indicates to the contrary.
2.Amendment.
(a)Section 3(b) of the Employment Agreement is hereby amended and restated in its entirety as follows (with emphasis on the amended provisions):
“(b)     Bonuses.
(i)During the portion of the Term beginning after the conclusion of fiscal year 2024, Employee shall be eligible to receive an annual bonus, semi-annual bonus, or such other periodic performance-based cash bonus as determined by the Board (or the Compensation Committee thereof), in each case based on an annualized target bonus opportunity of Seventy-Five Percent (75%) of the Annual Base Salary (the “Bonus”; such target bonus opportunity, the “Target Bonus Opportunity”), which shall be payable based upon the attainment of individual and Company performance goals established each fiscal year by the Board (or the Compensation Committee thereof), with the opportunity to make up to Two Hundred Percent (200%), on an annualized basis, of the Target Bonus Opportunity, which shall be payable if the Company and/or Employee exceed such performance goals. Each such bonus shall be payable on, or at such date as is determined by the Board within one hundred twenty (120) days following, the last day of the Fiscal Month, Fiscal Quarter or Fiscal Year, as applicable, with respect to which such bonus relates.
(ii)For fiscal year 2024, Executive shall be eligible to receive a semi-annual performance-based cash bonus (the “2024 Semi-Annual Bonus”) based on the Target Bonus Opportunity, which shall be payable based upon the attainment of individual and Company performance goals established for the second half of fiscal year 2024, with the opportunity to make up to Two Hundred Percent (200%), on an annualized basis, of the Target Bonus Opportunity, which shall be payable if the Company and/or Employee exceed such performance goals, with such amount being equal to the target amount of the 2024 Semi-Annual Bonus for the second half of fiscal year 2024 as adjusted based on the attainment of such Company and Employee performance goals established for the second half of fiscal year 2024. The 2024 Semi-Annual Bonus shall be payable on, or at such date as is determined by the Board within one hundred twenty (120) days following, the last day of fiscal year 2024.
(i)Except as provided in Section 5, notwithstanding any other provision of this Section 3(b), no bonus shall be payable under this Section 3(b) unless Employee remains continuously employed with the Company during the period beginning on the Effective Date and ending on the applicable bonus payment date.”
3.Effective Date and Incorporation. The operative provisions of this Amendment shall be effective as of the Effective Date, and shall be deemed to be a part of the Employment Agreement as if originally provided therein. Except as provided herein, all other terms of the Employment Agreement shall continue without modification and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement on the date and year first above written, effective as of the Effective Date.

PUBCO

SHAKE SHACK INC.

By:	/s/ Ronald Palmese Jr.
Name: Ronald Palmese Jr.
Title: Chief Legal Officer

PARTNERSHIP

SSE HOLDINGS, LLC

By:	/s/ Ronald Palmese Jr.
Name: Ronald Palmese Jr.
Title: Chief Legal Officer

ENTERPRISES

SHAKE SHACK ENTERPRISES, LLC

By:	/s/ Ronald Palmese Jr.
Name: Ronald Palmese Jr.
Title: Chief Legal Officer

EMPLOYEE

By:	/s/ Stephanie Sentell
Name: Stephanie Sentell
Title: Chief Operations Officer